UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2024

SURF AIR MOBILITY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41759	36-5025592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12111 S. Crenshaw Blvd.

Hawthorne, CA 90250

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:

(424) 332-5480

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on Which Registered:
Common stock, par value $0.0001 per share	SRFM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Surf Air Mobility Inc's. (the “Company”) Southern management incentive bonus plan (the “Southern MIP”) provides for two tranches of awards totaling up to $40 million in each, or up to $80 million in the aggregate, based on achievement of qualifying revenue targets during the 15 month period following the Company’s acquisition of Southern Airways Corporation (the "Tranche 1 Period") and a subsequent 12-month period. On December 6, 2024 an ad hoc committee of the Company's board of directors, acting as “Administrator” under the Southern MIP, determined that the targets set for the Tranche 1 Period were not met, and no payment for the first tranche is due. Prior to this determination, 58% (potentially equivalent to up to $46.4 million) of those eligible for awards under the Incentive Bonus Plan elected to exchange their potential awards for both tranches for a one time equity grant of restricted stock units issued under the Company’s 2023 equity incentive plan. Accordingly, only 42% (potentially equivalent to up to $16.8 million) of the second tranche of the Southern MIP remains achievable to participants and only if all remaining conditions and targets are met.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SURF AIR MOBILITY INC.

Date: December 12, 2024	By:	/s/ Deanna White
	Name:	Deanna White
	Title:	Chief Executive Officer